Exhibit 23.2
CONSENT OF
INDEPENDENT PETROLEUM ENGINEER

We hereby consent to the incorporation by reference of our report appearing in Tri-Valley Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, entitled “Reserve Estimation and Economic Evaluation, Executive Summary, at January 1, 2011,” dated as of February 16, 2011, in this Registration Statement on Form S-8.

AJM Petroleum Consultants

By: /s/ Robin Bertram
       Robin Bertram
       Executive Vice President

Calgary, Alberta, Canada
June 2, 2011